NUMBER

SHARES

PREDICTIVE ONCOLOGY INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED:100,000,0000 COMMON SHARES,
$0.01 PAR VALUE PER SHARE

CUSIP 74039M 10 1

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That SPECIMEN

is the owner of

Fully Paid and Non-Assessable Common Stock, $0.01 Par Value of

PREDICTIVE ONCOLOGY INC.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

PRESIDENT

PREDICTIVE ONCOLOGY INC.
CORPORATE
SEAL
DELAWARE

SECRETARY

12822

Countersigned:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209

By ____________________
Transfer Agent and Registrar Authorized Officer